Walgreen Co. Corporate Communications ● 200 Wilmot Road ● Deerfield, Ill. 60015 ● (847) 940-2500

Contact: Michael Polzin
(847) 914-2925

FOR IMMEDIATE RELEASE                                INTERNET: http://www.walgreens.com
WALGREEN CO. AUTHORIZES $1 BILLION STOCK REPURCHASE PROGRAM

    DEERFIELD, Ill., Jan. 10, 2007 - The board of directors of Walgreen Co. (NYSE, NASDAQ: WAG) today announced a new stock repurchase program of up to $1 billion, which the company plans to execute over the next four years.

    In November 2006, Walgreens completed a $1 billion repurchase program that was announced in July 2004.

    Walgreens President and CEO Jeffrey A. Rein said, "The repurchase program is a continued vote of confidence in our company and our future, and reflects our commitment to increase shareholder value."

    Walgreen Co. is the nation’s largest drugstore chain with fiscal 2006 sales of $47.4 billion. The company operates 5,584 stores in 47 states and Puerto Rico, including 76 Happy Harry’s stores in Delaware and surrounding states. Walgreens also provides additional services to pharmacy patients and prescription drug and medical plans through Walgreens Health Services, its managed care division, which includes Walgreens Health Initiatives Inc. (a pharmacy benefits manager), Walgreens Mail Service Inc., Walgreens Home Care Inc. and Walgreens Specialty Pharmacy.

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